CERTIFICATE OF INCORPORATION
                                       OF
                            SOUTH PONCA REALTY CORP.

        1. The name of the corporation is SOUTH PONCA REALTY CORP.

        2. The address of its registered office in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, Kent County.

        3. The nature of the business and purpose of the Corporation is to purchase, own and manage that certain real property known as 1500 S. Ponca Street, Baltimore, MD, and the corporation shall have the power to borrow money for the purchase of said property. The corporation shall conduct no other business and have no other purpose.

        4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares shall be $.001. All such shares are of one class and are shares of Common Stock.

        S. The name and mailing address of the incorporator is as follows:

        NAME                         MAILING ADDRESS
        ------------------           -----------------------
        Elica D. Garcia C.           1361 Alps Road
                                     Wayne, New Jersey 07470

        6. The corporation is to have perpetual existence.

        7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

        9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Coda order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        10. To the fullest extent permitted by the Delaware General Corporation Law in its present form and as it may hereafter be amended, no director of this corporation shall be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of August, 1990.

         /s/ Elisa D. Garcia C.
        ----------------------------

        STATE OF DELAWARE
        SECRETARY OF STATE
        DIVISION OF CORPORATIONS
        FILED 04:15 PM 08/24/1990
        750236061 - 2239269

                            CERTIFICATE OF AMENDMENT

                     Of THE CERTIFICATE OF INCORPORATION OF

                            SOUTH PONCA REALTY CORP.

                            (pursuant to section 241
                   of the General Corporation Law of Delaware)


        SOUTH PONCA REALY CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter raferred to as the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That the Certificate of Incorporation of the corporation was first filed with the Secretary of State of the State of Delaware on August 21, 1990.

        SECOND: That the sole Incorporator of the corporation deems it advisable that the Certificate of Incorporation of the corporation be amended to strike
Article 3 in its entirety and replace it with the following:

        "3. The nature of the business and purpose of the Corporation is to purchase, own, lease and manage that certain real property known as 1500 S. Ponca street, Baltimore, MD and all of the personal property, including equipment, located thereat. The corporation shall have the power to borrow money for the purchase of said real and personal property. The corporation shall conduct no other business and have no other purpose."

        THIRD: That the Corporation has not received any payment for any of its stock.

        FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of Delaware.

        I, THE UNDERSIGNED, being the sole incorporator, for the purpose of amending the Certificate of incorporation of the Corporation do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of August, 1990.

/s/ Elisa D. Garcia C.
------------------------

                              CERTIFICATE OF MERGER
                                       of
                            SOUTH PONCA REALTY CORP.
                            (a Delaware corporation)

                                      Into

                  BUILDING MATERIALS MANUFACTURING CORPORATION
                            (a Delaware corporation)

                         pursuant to Section 251 of the
                General Corporation Law of the State of Delaware

         Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, Building Materials Manufacturing Corporation, a Delaware corporation ("BMMC"), hereby certifies the following information relating to the merger of South Ponca Realty Corp., a Delaware corporation ("South Ponca"), with and into BMMC (the "Merger").

1. The names and states of incorporation of BMMC and South Ponca, which are the constituent corporations in the Merger (the "Constituent Corporations"), are:

Name                                                 State

South Ponca Realty Corp.                             Delaware

Building Materials Manufacturing Corporation         Delaware

2. The Agreement and Plan of Merger, dated as of December 29, 2000 (the "Merger Agreement"), between South Ponca and BMMC, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 (c) of the General Corporation Law of the State of Delaware.

3. The corporation surviving the Merger shall be Building Materials Manufacturing Corporation, a Delaware corporation (the "Surviving Corporation").

4. The Certificate of Incorporation of BMMC shall be the Certificate of Incorporation of the Surviving Corporation.

5. The executed Merger Agreement is on file at the executive offices of the Surviving Corporation at 1361 Alps Road, Wayne, New Jersey 07470, Attention:

Chief Executive Officer.

6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of BMMC or South Ponca.

7. The Merger shall become effective on January l, 2001.

         IN WITNESS WHEREOF, Building Materials Manufacturing Corporation has caused this Certificate of Merger to be executed on the 29th day of December, 2000.

BUILDING MATERIALS
MANUFACTURING CORPORATION
(a Delaware corporation)

By: /s/ Richard A. Weinberg
   ------------------------
Richard A. Weinberg
Executive Vice-President,
General Counsel and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/12/2002 020057895 - 2981174


                     CERTIFICATE OF CORRECTION OF MERGER OF

                            SOUTH PONCA REALTY CORP.

                                  WITH AND INTO

                  BUILDING MATERIALS MANUFACTURING CORPORATION

        Building Materials Manufacturing Corporation ("BMMC"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify.

        1. A Certificate of Merger (the "Certificate's was filed with the Secretary of State of the State of Delaware on December 24, 2000 with respect to the merger of South Ponca Realty Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, with and into BMMC. South Ponca Realty Corp. and BMMC both are wholly owned subsidiaries of Building Materials Corp. of America ("BMCA"), also a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. Said Certificate contains an inaccurate record of the corporate action taken therein, and was erroneously executed, and correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware therefore is required.

        2. The inaccuracy and error with respect to said Certificate is as follows: the merger was not intended by, and was the result of a mistakc by, BMMC and South Ponca Realty Corp. Said Certificate therefore is an inaccurate record of the intended corporate action and was erroneously executed by BMMC.

As both South Ponca Realty Corp. and BMMC are wholly owned subsidiaries of BMCA, this correction will not affect or prejudice any person.

        3. By virtue of the above inaccuracy and error the Certificate of Merger of South Ponca Realty Corp. with and into Building Materials Manufacturing Corporation shall be rendered null and void..

    Building Materials Manufacturing Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Correction to be signed by Richard A. Weinberg, its authorized officer, this 7th day of MARCH, 2002.

By:    /s/ Richard A. Weinberg
       ------------------------
Title: Executive Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 08:37 AM 07/26/2004
FILED 08:37 AM 07/26/2004


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF

                            SOUTH PONCA REALTY CORP.

         South Ponca Realty Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      1. The name of the Corporation is South Ponca Realty Corp. The date of filing of its original Certificate of Incorporation (as amended, the "Certificate of Incorporation") with the Secretary of State of Delaware was August 21, 1990. The Certificate of Incorporation was amended by the filing of
(i) a Certificate of Amendment on August 24, 1990, (ii) a Certificate of Merger on December 29, 2000 and (iii) a Certificate of Correction on March 12, 2002.

      2. This Certificate of Amendment sets forth an amendment to the Certificate of Incorporation, which was duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 141 and 242 of the Delaware General Corporation Law (the "DGCL") and by written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 228 and 242 of the DGCL.

      3. The Certificate of Incorporation of the Corporation is hereby amended in the following respects:

      A.    Delete the present Article 3 in its entirety and substitute new
Article 3, which shall be and read in its entirety as follows:

            "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."

            IN WITNESS WHEREOF, SOUTH PONCA REALTY CORP., has caused this certificate to be signed by John M. Maitner, its Vice President and Treasurer, this 26th day of July, 2004.

                                                     SOUTH PONCA REALTY CORP.

                                              By:    /s/ John M. Maitner
                                                     --------------------
                                              Name:  John M. Maitner
                                              Title:Vice President and Treasurer